Subsidiaries of the Registrant


Parent
------

Kentucky National Bancorp, Inc.


                                            State or Other
                                            Jurisdiction of       Percentage
Subsidiaries                                Incorporation         Ownership
------------                                -------------         ---------

Kentucky National Bank                       United States          100%